 Exhibit 99.1

L Brands Announces Updated Results of its Cash Tender Offers and Amendment of Early Tender Time

COLOMBUS, Ohio, Sept. 30, 2020 (GLOBE NEWSWIRE) -- L Brands, Inc. (NYSE: LB) announced today the results to date of its tender offers (the “Tender Offers”) to purchase for cash its outstanding (i) 5.625% Senior Notes due 2022 (the “2022 Notes”), (ii) 5.625% Senior Notes due 2023 (the “2023 Notes”), (iii) 7.60% Notes due 2037 (the “2037 Notes”) and (iv) 6.95% Exchange Debentures due 2033 (the “2033 Notes” and, together with the 2022 Notes, the 2023 Notes and the 2037 Notes, the “Notes”) up to an aggregate principal amount that will not result in a maximum aggregate purchase price (excluding accrued and unpaid interest) that exceeds $1 billion (the “Maximum Aggregate Purchase Price”), subject to the sub-cap, the order of priority and proration provisions set forth in the Offer to Purchase described below. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Offer to Purchase.

According to Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers, as of 5:00 p.m., New York City time, on September 29, 2020, tenders had been received from holders in the amounts listed in the table below.

Title of Notes	CUSIP Number(1)	Acceptance Priority Levels	Aggregate Principal Amount Tendered	Total Consideration(2)(3) ($)
5.625% Senior Notes due 2022	532716AU1	1	$573,243,000	$1,047.50
5.625% Senior Notes due 2023	501797AJ3	2	$176,633,000	$1,060.00
7.60% Notes due 2037	532716AN7	3	$69,480,000	$950.00
6.95% Exchange Debentures due 2033	532716AK3	4	$96,043,000	$920.00

__________________

1.	No representation is made as to the correctness or accuracy of the CUSIP Numbers herein or printed on the Notes. They are provided solely for the convenience of the Holders of the Notes
2.	Does not include accrued but unpaid interest, which will also be payable as provided herein.
3.	Includes an Early Tender Premium of $50 for each $1,000 aggregate principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company.

Additionally, the Company announced that it is amending the Tender Offers to extend the Early Tender Time from 5:00 p.m., New York City time, on September 29, 2020 to 11:59 p.m., New York City time, on October 14, 2020 (the “New Early Tender Time”). Accordingly, the deadline for holders of the Notes to receive the Early Tender Premium of $50 for each $1,000 aggregate principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company will be 11:59 p.m., New York City time, on October 14, 2020. The settlement date for Notes accepted for purchase is expected to occur on the second business day following the New Early Tender Time, assuming the conditions to the Tender Offers and Consent Solicitations have been either satisfied or waived prior to the New Early Tender Time.

Pursuant to their terms, the Tender Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on October 14, 2020, unless extended or earlier terminated by us. Consistent with the terms of the Offer to Purchase, the Withdrawal Deadline occurred at 5:00 p.m., New York City time, on September 29, 2020.

As part of the Tender Offers, the Company is also soliciting consents (the “Consent Solicitations”) from the holders of the 2022 Notes and the 2023 Notes (the “Consent Notes”) for certain proposed amendments described in the Offer to Purchase that will, among other things, eliminate certain of the restrictive covenants contained in the indentures governing the Consent Notes (the “Proposed Amendments”). Adoption of the Proposed Amendments with respect to each series of Consent Notes requires the requisite consent applicable to each such series as described in the Offer to Purchase (the “Requisite Consent”). As of the 5:00 p.m., New York City time, on September 29, 2020, holders of $573,243,000 aggregate principal amount of the 2022 Notes, representing approximately 66.62% of the outstanding 2022 Notes, had validly tendered their 2022 Notes, and were deemed to have delivered their consents to the Proposed Amendments with respect to the 2022 Notes by virtue of such tender. As a result, the Requisite Consent required to approve the Proposed Amendments with respect to the 2022 Notes has been received, and the Company intends to execute a supplemental indenture to the indenture governing the 2022 Notes on the settlement date on which the 2022 Notes will be purchased.

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase and Consent Solicitation dated September 16, 2020, as amended by a press release issued on September 16, 2020 and this press release (the “Offer to Purchase”).

The Company has retained J.P. Morgan Securities LLC as the lead dealer manager for the Tender Offers and Consent Solicitations.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any securities. Any offer or solicitation with respect to the Tender Offers will be made only by means of the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

For additional information regarding the terms of the Tender Offers, please contact the lead dealer manager for the Tender Offers: J.P. Morgan Securities LLC, by calling collect at (212) 834-2045 or toll free at (866) 834-4666. Copies of the Offer to Purchase may be obtained from the information agent, Global Bondholder Services Corporation, by calling (212) 430-3774 (banks and brokers) or (866) 470-3700 (all others).

ABOUT L BRANDS:
L Brands, through Bath & Body Works, Victoria’s Secret and PINK, is an international company. The company operates 2,709 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.bathandbodyworks.com and www.victoriassecret.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	General economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	divestitures or other dispositions, including any divestiture of Victoria’s Secret and related operations, could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements;

•	the seasonality of our business;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	liabilities arising from divested businesses;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
º political instability, environmental hazards or natural disasters;
º significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
º duties, taxes and other charges;
º legal and regulatory matters;
º volatility in currency exchange rates;
º local business practices and political issues;
º potential delays or disruptions in shipping and transportation and related pricing impacts;
º disruption due to labor disputes; and
º changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with laws and regulations or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

L Brands:

Investor Relations	Media Relations
Amie Preston	Brooke Wilson
(614) 415-6704	(614) 415-6042
apreston@lb.com	communications@lb.com

Source: L Brands, Inc.

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